Exhibit (d)(2)(c)

AMENDMENT NO. 2
TO
AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT
FOR MUTUAL FUNDS

This Amendment dated as of February 10, 2023, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc., (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco American Value Fund, a series portfolio of AIM Sector Funds (Invesco Sector Funds) (“ASEF”) effective February 10, 2023;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A
Funds

Invesco Comstock Fund
Invesco Comstock Select Fund
Invesco Dividend Income Fund
Invesco Energy Fund
Invesco Gold & Special Minerals Fund
Invesco Small Cap Value Fund
Invesco Technology Fund
Invesco Value Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold

Name:	Melanie Ringold

Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.
Sub-Adviser

By:	/s/ Shalomi Abraham

Name:	Shalomi Abraham

Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernard Langer	/s/ Alexander Taft

Name:	Bernard Langer	Alexander Taft

Title:	Managing Director	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Stephanie Butcher

Name:	Stephanie Butcher

Title :	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo

Name:	Takashi Matsuo

Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo

Name:	Andrew Lo

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary

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